================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 PROXY STATEMENT
       (Pursuant to Section 14(A) of the Securities Exchange Act of 1934)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission only (as permitted by
       Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               BARPOINT.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):
[X]  No Fee Required
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

         (2)     Form, Schedule or Registration Statement No.:

         (3)     Filing Party:

         (4)     Date Filed:

================================================================================

                               BARPOINT.COM, INC.
                      One East Broward Boulevard, Suite 410
                         Fort Lauderdale, Florida 33301

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be held on February 26, 2001

                             -----------------------



Dear Stockholder:

         You are invited to attend our Annual Meeting of Stockholders, which will be held at 10:00 a.m., local time, on Monday, February 26, 2001, at 2200 SW 10th Street, Deerfield Beach, Florida, for the following purposes:

         (1) The election of ten members to our Board of Directors to serve until our 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

         (2)     Adoption of the 2000 Employee Stock Purchase Plan;

         (3) Approval and ratification of the Amended and Restated BarPoint.com, Inc. Equity Incentive Plan; and

         (4) The transaction of such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on January 10, 2001 as the record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                            By Order of the Board of Directors



                                            Jeffrey W. Sass
                                            Chief Operating Officer, Executive
                                            Vice President and Secretary

Fort Lauderdale, Florida
January 26, 2001

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU EXECUTE A PROXY CARD, YOU MAY NEVERTHELESS ATTEND THE MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               BARPOINT.COM, INC.

                         -------------------------------

                                 PROXY STATEMENT

                        --------------------------------


         The Board of Directors of BarPoint.com, Inc., a Delaware corporation, is furnishing this proxy statement in connection with the solicitation of proxies from the holders of our common stock, each with a par value of $.001 per share, for use at our 2001 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Monday, February 26, 2001, at 2200 SW 10th Street, Deerfield Beach, Florida, or at any adjournment(s) or postponements(s) thereof, pursuant to the foregoing Notice of Annual Meeting of Stockholders.

         You should review the information provided in this proxy statement in conjunction with our 2000 Annual Report to Stockholders, which accompanies this proxy statement. Our principal executive offices are located at One East Broward Boulevard, Suite 410, Fort Lauderdale, Florida 33301 and our telephone number is
(954) 745-7500.

                          INFORMATION CONCERNING PROXY

         Our Board of Directors is soliciting the enclosed proxy. By giving this proxy, you are not precluded from voting in person should you so desire. You have an unconditional right to revoke your proxy at any time prior to the exercise thereof, either in person at the annual meeting or by filing with our Corporate Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until we receive written notice of the revocation at or prior to the annual meeting.

         We shall bear the cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Such employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may also reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the annual meeting, you will consider and vote upon the following matters:

         (1) The election of ten members to our Board of Directors to serve until our 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

         (2)      Adoption of the 2000 Employee Stock Purchase Plan;

         (3) Approval and ratification of the Amended and Restated BarPoint.com, Inc. Equity Incentive Plan; and

         (4) The transaction of such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the nominees for director named below and in favor of the other matters presented. In the event you specify a different choice by means of the enclosed proxy, your shares will be voted in accordance with those instructions.

Outstanding Voting Securities and Voting Rights

         The Board of Directors has set the close of business on January 10, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 17,152,478 shares of common stock outstanding. Each share of our common stock entitles its holder to one vote. Only the holders of issued and outstanding shares of common stock as of the record date are entitled to vote at the annual meeting. You do not have the right to cumulate your votes.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a majority of the votes cast by the shares of common stock represented in person or by proxy at the annual meeting. Any other matter that may be submitted to a vote of the stockholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, unless such matter is one for which a greater vote is required by law or by our Certificate of Incorporation or bylaws. If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

         Prior to the annual meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the annual meeting and will be counted as votes cast at the annual meeting, but will not be counted as votes cast for or against any given matter.

         A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the annual meeting. Any such shares which are not represented at the annual meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the annual meeting.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of the record date concerning the beneficial ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each director, (iii) each of the named executive officers (as defined below), and (iv) all executive officers and directors as a group.

                                                               Number of Shares            Percent
                 Name of Beneficial Owner(1)                Beneficially Owned (2)        of Shares
---------------------------------------------------------  -------------------------  ------------------
Leigh M. Rothschild                                               5,606,046(3)             31.75%
Jeffrey W. Sass                                                     526,209(4)              3.02%
John C. Macatee                                                      44,200(5)              *
Seymour G. Siegel                                                    84,817(6)              *
David W. Sass                                                        88,425(7)              *
Jay Howard Linn                                                      82,427(8)              *
David Wachter                                                        26,167(9)              *
Michael Karmelin                                                     12,600(10)             *
Gerald C. McDonough                                                  10,000(11)             *
Marguerite Sallee                                                         0(12)             *
Kenneth Jaeggi                                                    1,365,789(13)             7.94%
Irrevocable Trust Number III,                                     4,636,125(14)            26.74%
   c/o Jay Howard Linn, Trustee

Symbol Technologies, Inc.                                         1,365,789(15)             7.94%
Matthew Schilowitz                                                1,693,412(16)             9.18%
All officers and directors as a group (11 persons)                7,843,847                43.20%

---------------------

* Less than 1%

(1) Unless otherwise noted, the address for each of the executive officers and directors is One East Broward Boulevard, Suite 410, Fort Lauderdale, Florida 33301.

(2) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock they beneficially own. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the record date upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of the record date have been exercised and converted.

(3) Of the 5,606,046 shares, 4,636,125 shares are owned by Irrevocable Trust Number III, of which Mr. Rothschild is a beneficiary (see footnote 10 below). Includes 322,303 shares issuable under options which are exercisable within 60 days of the record date. Does not include 123,105 shares issuable under options which are not exercisable within 60 days of the record date.

(4) Includes 277,217 shares issuable under options which are exercisable within 60 days of the record date. Does not include 144,433 shares issuable under options which are not exercisable within 60 days of the record date.

(5) Does not include 525,000 shares issuable under options which are not exercisable within 60 days of the record date.

(6) Includes 45,000 shares issuable under options which are exercisable within 60 days of the record date.

(7) Includes 50,000 shares issuable under options which are exercisable within 60 days of the record date. Includes 2,833 shares issuable under options issued to McLaughlin & Stern LLP, of which Mr. David Sass is a member, which are exercisable within 60 days of the record date. Does not include 5,665 shares issuable under options issued to McLaughlin & Stern LLP which are not exercisable within 60 days of the record date.

(8) Includes 51,114 shares issuable under options which are exercisable within 60 days of the record date. Does not include 2,229 shares issuable under options which are not exercisable within 60 days of the record date.

(9) Includes 22,000 shares issuable under warrants which are exercisable within 60 days of the record date. Does not include 40,000 shares issuable under options which are not exercisable within 60 days of the record date.

(10) Does not include 175,000 shares issuable under options which are not exercisable within 60 days of the record date.

(11) Does not include 50,000 shares issuable under options which are not exercisable within 60 days of the record date.

(12) Does not include 50,000 shares issuable under options which are not exercisable within 60 days of the record date.

(13) Of these, all 1,365,789 are owned by Symbol Technologies, Inc., of which Mr. Jaeggi is an executive officer and shares voting power with respect to these shares (see footnote 15 below).

(14) 1108 Kane Concourse, Suite 310, Bay Harbour Island, Florida 33154. Includes 182,886 shares issuable under options which are exercisable within 60 days of the record date. Does not include 365,774 shares issuable under options which are not exercisable within 60 days of the record date.

(15) One Symbol Plaza, Holtsville, New York 11742. Includes 50,000 shares issuable under options which are exercisable within 60 days of the record date.

(16) 189 South Country Road, Remsenburg, New York 11960. Includes 1,293,412 shares issuable under options which are exercisable within 60 days of the record date. Does not include 365,774 shares issuable upon options which are not exercisable within 60 days of the record date.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been met with the exception of: two reports by Leigh M. Rothschild, our Chairman of the Board, reporting transactions which were reported on a Form 5 in November 2000, (ii) one report by Gerald C. McDonough, a director, reporting his status as a director which was reported on a Form 5 in November 2000 and (iii) one report by Marguerite Sallee, a director, reporting her status as a director which was reported on a Form 5 in November 2000. Each of these late filings resulted from administrative oversights.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         Our Bylaws provide for a Board of Directors of not less than three (3) members. The Board of Directors currently consists of ten (10) members. At the meeting, ten (10) directors will be elected to serve until the 2002 Annual Meeting of Stockholders and until their successors have been elected and qualified. Present vacancy or vacancies which occur during the year may be filled by the Board of Directors, and any directors so appointed must stand for reelection at the next annual meeting of stockholders. All current directors have been nominated for re-election. The nominees to be voted on by stockholders are Leigh M. Rothschild, John C. Macatee, Jeffrey W. Sass, Seymour G. Siegel, David W. Sass, Jay Howard Linn, Kenneth Jaeggi, Gerald C. McDonough, Marguerite Sallee, and David Wachter.

         All nominees have consented to be named and have indicated their intent to serve if elected. We have no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as our Board of Directors may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of Leigh M. Rothschild, John C. Macatee, Jeffrey W. Sass, Seymour G. Siegel, David W. Sass, Jay Howard Linn, Kenneth Jaeggi, Gerald C. McDonough, Marguerite Sallee, and David Wachter.

         The following table sets forth certain information as to the persons nominated for election as directors at the annual meeting.

Name                       Age                     Position
------------------------- ------ -----------------------------------------------
Leigh M. Rothschild         49   Chairman of the Board

John C. Macatee             49   Chief Executive Officer, President and Director

Jeffrey W. Sass             41   Chief Operating Officer, Executive Vice
                                 President, Secretary and Director

Seymour G. Siegel           58   Director

David W. Sass               65   Director

Jay Howard Linn             66   Director

Kenneth Jaeggi              54   Director

Gerald McDonough            72   Director

Marguerite Sallee           54   Director

David Wachter               37   Director

         The biographies of the nominees are as follows:

         Leigh M. Rothschild. Prior to founding the company in October 1998, Mr. Rothschild was President and Chief Executive Officer of Intracorp Entertainment, Inc., a consumer software company with worldwide product distribution that he founded in 1984. Mr. Rothschild is a former presidential appointee to the High-Resolution Board for the United States under former President George W. Bush. He has served two Florida governors on technology boards and served as a special advisor to the then Florida Secretary of Commerce, now Governor, Jeb Bush. Prior to founding Intracorp, Mr. Rothschild was a real estate investor and founded several high technology companies. Mr. Rothschild has an undergraduate degree from and has also done post graduate work at the University of Miami.

         John C. Macatee. Mr. Macatee joined BarPoint as its President and Chief Executive Officer in March 2000. Mr. Macatee was President and Chief Operating Officer and a director of Office Depot, Inc. from August

1997 until October 1999. Prior to joining Office Depot, Mr. Macatee was President of Sherwin-Williams Paint Stores Group, a Division of The Sherwin-Williams Company, a New York Stock Exchange listed company, a position he held from 1992 to 1997. At Sherwin-Williams, Mr. Macatee was responsible for more than 2,000 stores and commercial branches, as well as a professional sales force serving corporate and industrial customers. Prior to becoming the president of Sherwin-Williams Paint Stores Group, Mr. Macatee held a number of other positions during his 26 years with that company. Mr. Macatee has a Master of Science degree in Business from Columbia University in New York.

         Jeffrey W. Sass. Prior to joining us in June 1999, Mr. Sass formed, in July 1997, the Marketing Machine, a full-service marketing agency and consulting firm, servicing clients in computer hardware, software and other industries. From April 1995 through July 1997 he served as Vice President of marketing at Intracorp Entertainment. From July 1994 through April 1995 Mr. Sass was the director of marketing of Gametek, Inc. Mr. Sass is a graduate of Cornell University.

         Seymour G. Siegel. Mr. Siegel became a director in July 1995. Mr. Siegel is a CPA and from 1969-1990 was senior partner and founder of Siegel Rich & Co. P.C. (Siegel Rich), an accounting firm specializing in privately owned businesses and high net worth individuals. In 1990, Siegel Rich merged with M.R. Weiser & Co. Mr. Siegel stayed on as a senior partner until 1994, when he co-founded Siegel Rich Incorporated, a firm providing advisory services to businesses regarding mergers and acquisitions, long-range planning and problem resolution. In April 2000, Siegel Rich became a division of Rothstein, Kass & Co. P.C., a national firm of accountants and consultants. Mr. Siegel is also a former director of the Oak Hall Capital Fund and Prime Motor Inns, L.P.

         David W. Sass. Mr. Sass has been a director since July 1995. For the past 39 years, Mr. Sass has been a practicing attorney in New York City and is currently a senior partner in the law firm of McLaughlin & Stern, LLP, one of the law firms that represents our company. Mr. Sass is an officer of Westbury Metals Group, Inc. a company engaged in the refining of precious metals; and a member and Vice Chairman of the Board of Trustees of Ithaca College. David W. Sass is the father of Jeffrey W. Sass.

         Jay Howard Linn. Mr. Linn has been a director since July 1999. Since 1995, he has practiced in his own firm as a certified public accountant. Prior to going out on his own, he was a partner at the CPA firm of Moss & Linn for 14 years in North Miami, Florida.

         Kenneth Jaeggi. Mr. Jaeggi became a director in September 1999. He is the Senior Vice President of Finance and the Chief Financial Officer of Symbol Technologies, Inc. From May 1996 to May 1997, he was a member of the Office of the Chairman and the Operating Committee of Electromagnetic Sciences in Atlanta, GA. From December 1992 until May 1996, Mr. Jaeggi served as Senior Vice President, Chief Financial Officer and consultant of Scientific-Atlanta, Inc., a leading producer of cable network and satellite communications systems.

         Gerald C. McDonough. Mr. McDonough became a director of our company in June 2000. Mr. McDonough has been Chairman of G.M. Management Group (strategic advisory services) since 1988. He was Chairman and Chief Executive Officer of Leaseway Holdings, Inc. from 1987 to July 1988 and Chairman and Chief Executive Officer of Leaseway Transportation Corp. from 1982 to 1987. Mr. McDonough is a Director of Associated Estates Realty Corporation and is Chairman of the Independent Trustees of The Fidelity Funds. Mr. McDonough also serves as the Chairman of the Board of York International Corp.

         Marguerite W. Sallee. Ms. Sallee became a director of our company in June 2000. Ms. Sallee has served as Chairman and Chief Executive Officer of Frontline Group, Inc. since July 1999. Prior to that Ms. Sallee was the Chief Executive Officer of Bright Horizons Family Solutions from July 1998 to January 1999. Ms. Sallee served as President and Chief Executive Officer of Corporate Family Solutions between February 1987 and July 1998. She also serves on the board of directors of Saks, Inc.

         David Wachter. Mr. Wachter became a director of our company in May 2000. Since July 1999, he has been a managing director of Jefferies & Company, Inc. Prior to joining Jefferies, David was a Managing Director, head of Corporate Finance and member of Executive Committee and Commitment Committee at C.E. Unterberg,

Towbin from 1990 to July 1999. Prior to Unterberg, David was an investment banker at Lehman Brothers from 1987 through 1990.

         Messrs. Leigh M. Rothschild and Jeffrey W. Sass were previously employed by a company, Intracorp Entertainment, Inc. which on October 4, 1996 filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Messrs. Jeffrey W. Sass and Leigh M. Rothschild were officers of Intracorp. The filing of this bankruptcy petition was caused, in part, by the failure and subsequent bankruptcy of two of Intracorp's largest accounts receivable debtors. Intracorp operated as a debtor-in-possession under case number 96-16276-BKC-RAM, United States Bankruptcy Court for the Southern District of Florida. On March 20, 1998, the Bankruptcy Court entered its order converting Intracorp's bankruptcy case to a case under Chapter 7 of the U.S. Bankruptcy Code. Marcia Dunn was appointed as Chapter 7 Trustee and undertook liquidating the remaining assets of Intracorp.

         The term of office of each director ends at the next annual meeting of stockholders or when his or her successor is elected and qualified. Our officers serve at the discretion of the Board of Directors, subject to the terms of any employment agreements.

         All of our non-employee directors receive $10,000 per year for attendance at each Board of Directors meeting and are reimbursed for travel expenses incurred to attend such meetings. Directors are eligible to receive options under our Equity Incentive Plan. "Independent Directors," as such term is defined by the Board of Directors Compensation Plan, are granted an option to purchase 50,000 shares of our common stock upon their initial election or appointment. "Outside Directors," as such term is defined by the Board of Directors Compensation Plan, are granted an option to purchase 10,000 shares of our common stock upon their initial election or appointment. Upon subsequent re-election to the Board of Directors, non-employee Directors receive an additional option to purchase 10,000 shares of our common stock.

         During fiscal year 2000, the Board of Directors held eleven meetings. Each director attended at least 75% of the Board of Directors meetings and committee meetings for which their attendance was required.

         Effective for the fiscal year commencing January 1, 2001, non-employee members of our Audit Committee will receive $5,000 per year and will be reimbursed for travel expenses incurred to attend meetings. Audit Committee members also receive an annual grant of an option to purchase 5,000 shares of our common stock.

         In addition, effective for the fiscal year commencing January 1, 2001, all of the non-employee members of our Compensation Committee will receive $2,500 per year and will be reimbursed for travel expenses incurred to attend meetings. Compensation Committee members also receive an annual grant of an option to purchase 2,500 shares of our common stock.

                             AUDIT COMMITTEE REPORT

         Our Board of Directors has appointed an Audit Committee consisting of three directors. All three of the members of the committee are "independent" of our company and management, as that term is defined in the Nasdaq listing standards. The written charter of the Audit Committee, as adopted by the Board of Directors, is attached hereto as Exhibit A.

         The primary responsibility of the committee is to oversee our company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing our financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

         In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements of the company for the fiscal year ended September 30, 2000 prior to the issuance of the company's earnings release. The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality, not just the acceptability, of our company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards.

         In addition, the committee will receive from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee has scheduled a meeting to review and discuss with the independent auditors the auditors' independence from management and our company, including the matters covered by the written disclosures and letter to be provided by the independent auditors and the financial statements included in the company's annual report on Form 10-KSB.

         Submitted by the Audit Committee of the Board of Directors


Gerald C. McDonough
Marguerite W. Sallee
Seymour G. Siegel

                                   MANAGEMENT

Executive Officers

         Our executive officers and their ages as of the record date, are as follows:

Name                       Age                     Position
------------------------- ------ -----------------------------------------------
Leigh M. Rothschild         49   Chairman of the Board

John C. Macatee             49   President, Chief Executive Office and Director
                                 (Principal Executive Officer)

Jeffrey W. Sass             41   Chief Operating Officer, Executive Vice
                                 President and Secretary

Michael A. Karmelin         53   Chief Financial Officer (Principal
                                 Accounting Officer)

         Messrs. Macatee and Karmelin have held their respective offices since March and June 2000, respectively. The business experience of Messrs. Rothschild, Macatee and Sass appears under the caption "Election of Directors" set forth herein.

         Michael A. Karmelin. Mr. Karmelin joined us as our Chief Financial Officer in June 2000. From April 1999 to April 2000 he served as Chief Executive Officer and Chief Financial Officer of Touch Tone Technologies, Inc., a telecommunications and Internet company in Boca Raton, Florida. From May 1998 to April 1999, Mr. Karmelin was Vice President and Treasurer of Ocean Financial Corporation. Prior to joining Ocean Financial Corporation, Mr. Karmelin was part of the Merrill Lynch management team from December 1985 to April 1998 serving as Chief Financial Officer of several Merrill Lynch businesses. Mr. Karmelin has a Masters of Business Administration degree from New York University.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the compensation paid during each of the three years ended September 30, 2000 to our Chief Executive Officer and our other executive officers whose total salary and bonus in our fiscal year ended September 30, 2000 exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                         Annual Compensation
                                                               ---------------------------------------
                                                       Fiscal                            Other Annual
              Name and Principal Position               Year      Salary        Bonus    Compensation
----------------------------------------------------- -------- ----------- ------------ --------------
Leigh M. Rothschild (1)                                 2000    $ 250,000   $ 200,000     $
   Chief Executive Officer and Chairman of the Board    1999    $  66,667   $             $

John C. Macatee (2)                                     2000    $ 200,000   $             $
   President, Chief Executive Officer and Director
   (Principal Executive Officer)

Jeffrey W. Sass (1)                                     2000    $ 200,000   $ 125,000     $
   Chief Operating Officer, Executive Vice              1999    $  50,000   $             $
   President and Secretary

Michael A. Karmelin (3)                                 2000    $  43,750   $             $
   Chief Financial Officer
   (Principal Accounting Officer)

-----------------------
(1) Messrs. Rothschild and Sass were employed by us for only four months of our fiscal 1999 year and compensation amounts reflect the partial year.

(2) Mr. Macatee was employed by us for only six months of our fiscal 2000 year and compensation amounts reflect the partial year.

(3) Mr. Karmelin was employed by us for only three months of our fiscal 2000 year and compensation amounts reflect the partial year.


Employment Agreements

         In March 2000, we entered into an employment agreement with John Macatee, President and Chief Executive Officer, which was amended in April 2000. His employment agreement, as amended, provides for a term of two years, with automatic one year renewals unless either party gives written notice. Mr. Macatee's base salary is $400,000 in the first year and $450,000 in the second year and he is eligible for bonuses under our bonus incentive plan. In addition, he receives a monthly car allowance of $750 plus insurance and maintenance. Upon entering into the employment agreement, Mr. Macatee was granted options to purchase 300,000 shares of BarPoint common stock at an exercise price of $12.75 per share, the market price at the date of grant. These options vest 100,000 each year for three years beginning on the first anniversary of his employment and expire after ten years. The employment agreement also includes non-competition and confidentiality provisions. Upon termination other than for death or disability, Mr. Macatee will continue to receive his base salary for the remainder of the term and retain any stock options whether or not vested or exercisable.

         Also in March 2000, we entered into new employment agreements with Leigh Rothschild and Jeffrey Sass. The original employment agreements were entered into in June 1999. The new agreement with Mr. Rothschild provides that he shall serve as the Chairman of the Board with an annual salary of $300,000 and a $50,000 increase in one year. The new employment agreement with Mr. Sass provides that he shall serve as Executive Vice President, Chief Operating Officer and Secretary with an annual salary of $250,000 and a $50,000 increase in one year. The new employment agreements for Messrs. Rothschild and Sass also provide for two year terms with automatic renewals unless either party gives written notice, participation in our bonus incentive plan, participation in our employee benefits plans and a car allowance of $750 per month plus insurance and maintenance. Upon termination other than for death or disability, each will continue to receive his base salary for the remainder of the term and retain any stock options whether or not vested or exercisable.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee during fiscal 2000 were Messrs. Rothschild, Linn, D. Sass, and Siegel. Mr. Wachter and Ms. Sallee were added as additional members of the Compensation Committee on December 6, 2000. No executive officer of BarPoint serves as a member of the compensation committee of the board of directors of any entity one or more of whose executive officers serves as a member of our Board of Directors or Compensation Committee.

Option/SAR Grants in Fiscal 2000

         The following table sets forth certain information concerning grants of stock options made during fiscal 2000 to each of the named executive officers. We did not grant any stock appreciation rights in fiscal 2000.

                      Option/SAR Grants in Last Fiscal Year
                               (Individual Grants)

                                  Number of      % of Total
                                  Securities     Options/SARs
                                  Underlying      Granted to        Exercise or
                                 Options/SARs     Employees             Base             Expiration
          Name                     Granted      in Fiscal Year      Price ($/sh)            Date
------------------------------- -------------- ----------------- -------------------- ----------------
Leigh M. Rothschild                300,000        10.93%               8.20               11/09/04
                                    78,500         2.86%               3.562              08/31/10

John C. Macatee                    300,000        10.93%              12.75               03/27/10
                                   125,000         4.55%               3.562              08/31/10

Jeffrey W. Sass                    255,000         9.29%               8.20               11/09/04
                                   100,000         3.64%               3.562              08/31/10

Michael A. Karmelin                100,000         3.64%               6.125              06/26/10

                                    75,000         2.73%               3.562              08/31/10

------------------------

* Less than 1%

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

         The following table sets forth information with respect to (i) the number of unexercised options held by the named executive officers as of September 30, 2000 and (ii) the value as of September 30, 2000 of unexercised in-the-money options. No options were exercised by any of the named executive officers in fiscal 2000.

                                         Number of Securities              Value of Unexercised
                                    Underlying Unexercised Options         In-the-Money Options
              Name                      at September 30, 2000            at September 30, 2000(1)
-------------------------------- ------------------------------------- ---------------------------------
                                    Exercisable     Unexercisable     Exercisable      Unexercisable
                                 ---------------- ----------------- ---------------- -----------------
Leigh M. Rothschild                    314,687         130,721         $24,578           $76,199

John C. Macatee                              0         425,000               0                 0

Jeffrey W. Sass                        275,000         146,650         $30,124           $70,264

Michael A. Karmelin                          0         175,000               0                 0

--------------------

(1) Market value of shares covered by in-the-money options on September 30, 2000, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

                              CERTAIN TRANSACTIONS

         In August 1999, we entered into a strategic partnership with Symbol. As part of that partnership, Symbol purchased 1,315,789 shares of our common stock valued at $2,500,000 in exchange for $1,000,000 cash and an agreement to make available to us up to 110,000 Symbol SPT 1500 machines at a special price, plus a royalty free license to use Symbol's scanner patents. During the second half of our fiscal year ended September 30, 2000, we acquired 10,000 SPT 1500 machines in accordance with the agreement for approximately $3.0 million. Prior to September 30, 2000, management determined that it is not in the our best interest to be responsible for the logistics and financial requirements associated with maintaining inventories related to hardware sales. As a result, we reached an agreement in principle with Symbol to dissolve the product supply and license agreement and enter into a new sales and royalty agreement. Under this new agreement, we will continue to promote the use of Symbol scanning devices and will continue to develop applications that improve the functionality of scanning devices, but will now arrange for the sale of the devices to BarPoint partners through Symbol for which we will receive commissions on sales of Symbol hardware and royalties on bundled BarPoint software.

         In June 1999, we paid a finders fee to one of our stockholders in the amount of $246,455 in connection with the private placements. The fee was offset against the stockholder's loan balance of $218,655 as payment in full plus Harmat's expenses of approximately $27,800. In addition, we repaid an advance to the Chairman in August of 1999 in the amount of $110,000.

         The law firm of McLaughlin & Stern, LLP of which a board member is a principal, received legal fees of approximately $149,000 and $69,000 for the years ended September 30, 2000 and 1999 respectively.

         In March 2000, we entered into an agreement with Matthew Schilowitz, then a director and consultant of BarPoint, whereby Mr. Schilowitz: (i) resigned from his position as a director upon the appointment of a new Chief Executive Officer, (ii) sold 100,000 shares of common stock in the private placement completed by us in April 2000, (iii) agreed to lock-up the shares he owns and the shares underlying his options until October 2, 2000 and (iv) entered into an agreement with the placement agent for the private placement, which provides that Mr. Schilowitz's lock-up shall expire with regard to 100,000 of his shares upon his resignation as a director. The 87,600 shares held by the ARS Revocable Family Trust, a family trust established by Mr. Schilowitz's wife and of which Mr. Schilowitz disclaims beneficial ownership, were not subject to lock-up restrictions. The remainder of his shares and options were locked up until October 2, 2000. Mr. Schilowitz's consulting agreement with us remained in effect until September 30, 2000, when he resigned from his position as a consultant to pursue other interests. In connection with his resignation, Schilowitz and BarPoint agreed that BarPoint would continue payment of Schilowitz's base fee through June 3, 2002, as required by the consulting agreement. In addition, in exchange for the receipt of certain releases, non-competition and confidentiality obligations, and the performance of other specified obligations, we agreed to make a cash payment to Schilowitz of $150,000 on January 2, 2001, and grant him 125,000 options on the effective date of the releases, at an exercise price of $2.00 per share.

         We calculated the fair value of these options utilizing an options pricing model. The fair value was calculated to be approximately $214,000 which was recorded in selling, general and administrative expense for the year ended September 30, 2000 along with the $150,000 cash payment and the total remaining base fees of $316,667.

         Additionally, we agreed that the resignation would not trigger any clause that would otherwise accelerate an option expiration date in other options granted, thus creating a new measurement date for these options. We calculated the fair value of these options utilizing a Black-Scholes options pricing model, which amounted to an additional expense of approximately $8,000 for the year ended September 30, 2000. This represents the difference between the fair value of the options at the date of amendment and the expense recorded upon original issuance.

         PROPOSAL TWO: ADOPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

         The Board of Directors has adopted and is submitting to the stockholders for approval, the 2000 Employee Stock Purchase Plan (hereinafter referred to as the "Stock Purchase Plan"). The Stock Purchase Plan became effective November 1, 2000 and is designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). We reserved 500,000 shares of our common stock for issuance over the term of the Stock Purchase Plan, subject to periodic adjustment for changes in the outstanding common stock occasioned by stock splits, stock dividends, recapitalizations or other similar changes. The material features of the Stock Purchase Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Stock Purchase Plan, which is attached hereto as Exhibit B.

         The purpose of the Stock Purchase Plan is to encourage stock ownership in the company by our employees and our subsidiaries designated by the Board as eligible to participate, thereby enhancing employee interest in our continued success and progress.

General Terms and Conditions

         The Stock Purchase Plan is currently administered by the Board; however, under the Stock Purchase Plan's terms, the Board may appoint a Committee to administer the Stock Purchase Plan. The Plan gives broad powers to the Board or the Committee to administer and interpret the Stock Purchase Plan.

         The Stock Purchase Plan permits employees to purchase our stock at a favorable price and possibly with favorable tax consequences to the participants. All of our employees (including officers) or of our subsidiaries designated by the Board who are regularly scheduled to work at least 20 hours per week and more than five months per year are eligible to participate in any of the purchase periods of the Stock Purchase Plan after completing 90 days of continuous employment. However, any participant who would own (as determined under the Internal Revenue Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of our stock will not be granted an option under the Stock Purchase Plan. As of the record date, approximately 60 employees were eligible participants.

         Under the Stock Purchase Plan, eligible employees may elect to participate in the Stock Purchase Plan on January 1, April 1, July 1 or October 1 of each year (except in 2000, when the election date was November 1, 2000). On the date he or she becomes a participant, subject to certain limitations determined in accordance with calculations set forth in the Stock Purchase Plan, an eligible employee is granted a right to purchase shares of common stock (up to a maximum of 1,500 shares) on the last business day on or before each June 30 and December 31 during which he is a participant, commencing January 1, 2001. Upon enrollment in the Stock Purchase Plan, the participant authorizes a payroll deduction, on an after-tax basis, in an amount of not less than 1% and not more than 15% of the participant's compensation on each payroll date. Unless the participant withdraws from the Stock Purchase Plan, the participant's option for the purchase of shares will be exercised automatically on each exercise date, and the maximum number of full shares subject to such option shall be purchased for the participant at the applicable exercise price with the accumulated Stock Purchase Plan contributions then credited to the participant's account under the Stock Purchase Plan. The option exercise price per share may not be less than 85% of the lower of the market price on the first day of the offering period or the market price on the exercise date, unless the participant's entry date is not the first day of the offering period, in which case the exercise price may not be lower than 85% of the lower of the market price of the common stock on the entry date or the market price on the exercise date.

         As required by tax law, no participant may receive an option under the Stock Purchase Plan for shares which have a fair market value in excess of $25,000 for any calendar year, determined at the time such option is granted. Any funds not used to purchase shares will remain credited to the participant's bookkeeping account and applied to the purchase of shares of common stock in the next succeeding purchase period. No interest is paid by us on funds withheld, and we use such funds for general operating purposes.

         No plan contributions or options granted under the Stock Purchase Plan are assignable or transferable, other than by will or by the laws of descent and distribution or as provided under the Stock Purchase Plan. During the lifetime of a participant, an option is exercisable only by such participant. The expiration date of the Stock Purchase Plan will be determined by the Board and may be made any time following the close of any six-month exercise period, but may not be longer than ten years from the date of the grant. Under circumstances of dissolution or liquidation, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of merger or a sale of all or substantially all of our assets, each option under the Stock Purchase Plan shall be assumed or an equivalent option substituted by the successor corporation, unless the Board, in its sole discretion, accelerates the date on which the options may be exercised. No option may be granted under the Stock Purchase Plan after November 1, 2010. The unexercised portion of any option granted to an employee under the Stock Purchase Plan shall be automatically terminated immediately upon the termination of the employee's employment for any reason, including retirement or death.

         The Stock Purchase Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.

         The Board or the compensation committee may amend, suspend or terminate the Stock Purchase Plan at any time, provided that such amendment may not change any option which adversely affects the rights of the holder of the option and the Stock Purchase Plan may not be amended if such amendment would in any way cause rights issued under the Stock Purchase Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Internal Revenue Code, or would cause the Stock Purchase Plan to fail to comply with Rule 16b-3 of the Exchange Act of 1934, as amended.

         As of the record date, no shares of common stock had been purchased under the Stock Purchase Plan. Our stockholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Stock Purchase Plan. If any option granted under the Stock Purchase Plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Stock Purchase Plan.

Federal Income Tax Effects

         Options granted under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Sections 421 and 423 of the Internal Revenue Code. Employee contributions are made on an after-tax basis. A capital gain or capital loss on common stock purchased under the Stock Purchase Plan would not be realized until the participant sells the shares of common stock. If a participant disposes of shares two years or more after the date of the beginning of the purchase period when the shares were acquired, and more than one year after the shares are purchased, the participant would recognize as ordinary income the lesser of: (i) the excess of the fair market value of the shares on the date of sale over the price paid or (ii) the discount (currently 15%) of the fair market value of the shares at the beginning of the purchase period(s). Additionally, the participant would recognize a long-term capital gain or loss (within the meaning of the Internal Revenue Code) equal to the difference between the amount realized from the sale of the shares and the basis (the basis would be the purchase price plus any amount taxed as ordinary compensation income). If a participant disposes of shares within two years of the date of the beginning of the purchase period when the shares were acquired, or within one year after the shares are purchased, the participant would recognize ordinary compensation income equal to the excess of the fair market value of the shares on the purchase date(s) over the price paid for the shares. Additionally, the participant would recognize a capital gain or loss (within the meaning of the Internal Revenue Code) equal to the difference between the amount realized from the sale of the shares and the basis (the basis would be the purchase price plus the amount taxed as ordinary compensation income). If the participant held the shares for more than one year, the capital gain or loss would be a long-term gain or loss. We would not receive an income tax deduction upon either the grant or exercise of the option by the participant, but generally would receive a deduction equal to the ordinary compensation income required to be recognized by the participant as a result of the disposition of the shares if the shares are disposed of by the participant within two years of the date of the beginning of the purchase period when the shares were acquired, or within one year after the shares are purchased.

Importance of Consulting Tax Advisor.

         The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any participant in the plan may depend on his or her particular situation, each participant should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the acquisition or disposition of common stock under the Stock Purchase Plan.

Shares Purchased Under the Stock Purchase Plan

         As of the record date, no shares have been purchased under the Stock Purchase Plan. The Committee believes that shares granted under the Stock Purchase Plan will be awarded to all employees presently meeting the existing eligibility requirements, except no one plan participant may be granted an aggregate number of shares with a fair market value exceeding $25,000 in any calendar year as determined at the beginning of each purchase period as defined under the Stock Purchase Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO ADOPT THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

     PROPOSAL THREE: PROPOSAL TO APPROVE AND RATIFY THE AMENDED AND RESTATED
                    BARPOINT.COM, INC. EQUITY INCENTIVE PLAN

         Background and Purpose

         We have in effect the BarPoint.com, Inc. Equity Incentive Plan, adopted by the Board of Directors on September 17, 1999 and ratified by our stockholders on April 4, 2000. The purpose of the Equity Incentive Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment our success is largely dependent, through the encouragement of stock ownership in our company by such persons. The terms of the Equity Incentive Plan provide for grants of stock options, restricted stock, stock appreciation rights, referred to as SARs, and other stock-related awards and performance or annual incentive awards, collectively referred to as Awards.

         On November 20, 2000, the Board of Directors approved an increase in the maximum number of shares eligible for grant under the plan from 1,500,000 to 4,500,000 shares. This increase, in addition to further amendments to the Equity Incentive Plan, is hereby submitted to our stockholders for their approval at the Annual Meeting. The Equity Incentive Plan has been amended and restated to, among other things:

         o increase the maximum number of shares eligible for grant under the Equity Incentive Plan from 1,500,000 to 4,500,000, subject to adjustment as discussed below;

         o provide that the maximum number of awards that may be granted to any one individual under the Equity Incentive Plan is 2,000,000, subject to adjustment as discussed below;

         o provide that the Equity Incentive Plan shall be administered by a committee appointed by the Board comprised of two or more outside directors, where such committee shall have full and final authority to grant awards, determine the form and terms of awards, and determine the conditions concerning vesting, exercisability and payment of awards;

         o allow for the granting of nonqualified stock options with an exercise price less than eighty five percent of the fair market value of a share of common stock on the date of grant;

         o delete the requirement that the purchase price with respect to a restricted stock award made to a ten percent shareholder be at least 110% of the fair market value of the shares of common stock as of the date of grant of the award;

         o allow for the payment of the option exercise price to be made in the form of a promissory note; and

         o delete the requirement that all stock options granted under the Equity Incentive Plan automatically include stock appreciation rights.

         The effective date of the Amended and Restated Equity Incentive Plan (hereinafter referred to as the "Restated Plan") shall be February 26, 2001. As of the record date, Awards with respect to 3,460,213 shares of common stock have been granted under the Restated Plan.

         Stockholder approval of the Restated Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, which are further described below, (ii) in order for the 1999 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) by the rules of the Nasdaq SmallCap Market.

         The following is a summary of certain principal features of the Restated Plan. This summary is qualified in its entirety by reference to the complete text of the Restated Plan, which is attached to this Proxy Statement as Exhibit C. Stockholders are urged to read the actual text of the Restated Plan in its entirety.

         Administration of the Restated Plan

         The Restated Plan provides that it shall be administered by a stock option committee appointed by our Board of Directors, which shall be composed of two or more directors all of whom shall be "outside directors" in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code.

         Subject to the terms of the Restated Plan, the committee is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of common stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Restated Plan, and make all other determinations that may be necessary or advisable for the administration of the Restated Plan. In addition, the committee has full power and authority to construe and interpret the Restated Plan, and the acts of the committee are final, conclusive and binding on all interested parties, including the company, our stockholders, our officers and employees, recipients of grants under the Restated Plan and all persons or entities claiming by or through such persons.

         An aggregate of 4,500,000 shares of common stock (subject to adjustment described below) are reserved for issuance with respect to Awards granted under the Restated Plan. The maximum number of shares of common stock with respect to which Awards may be granted to any one individual under the Restated Plan is 2,000,000 (subject to adjustment described below). The shares granted under the Restated Plan will be authorized and issued shares of common stock. Our stockholders will not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the Restated Plan. If any Award granted under the Restated Plan should expire or terminate for any reason other than having been exercised and/or paid in full, the shares subject to that Award will again be available for purposes of the Restated Plan.

         The committee is authorized to adjust the limitations described in the preceding paragraph and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

         Certain Terms and Conditions.

         All Awards granted under the Restated Plan must be evidenced by a written agreement between BarPoint and the grantee. The agreement will contain such terms and conditions as the committee shall prescribe, consistent with the Restated Plan, including, without limitation, the exercise and/or purchase price, term and any restrictions on the exercisability of the Awards granted.

         Eligibility. The persons eligible to receive Awards are our officers, directors, employees and independent contractors, except only employees are eligible to receive incentive stock options. An employee on leave of absence may be considered as still in our employ or in the employ of a subsidiary for purposes of eligibility for participation in the Restated Plan. As of the record date, approximately 90 persons were eligible to participate in the Restated Plan.

         Stock Options and SARs. The committee is authorized to grant stock options, including both incentive stock options, referred to as ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and/or SARs entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the Restated Plan, the term "fair market value" means the fair market value of common stock, Awards or other property as determined by the committee or under procedures established by the committee. Unless otherwise determined by the committee or the Board of Directors, the fair market value of common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then the average of the closing bid and asked prices on the principal stock exchange or market. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the committee, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least 6 months, cancellation of indebtedness of BarPoint's to the Participant, waiver of compensation due or accrued to Participant for services rendered, outstanding Awards or other property having a fair market value equal to the exercise price, in certain situations through a same day sale commitment or through a margin sale, or any combination thereof. If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their Fair

Market Value on the date the Option is exercised. Methods of exercise and settlement and other terms of the SARs are determined by the committee.

         The expiration date of an Option under the Restated Plan will be determined by the committee at the time of grant, but in no event may such an Option be exercisable after 10 years from the date of grant. The committee also may in its sole discretion accelerate the date on which any Option may be exercised.

         Unless otherwise provided in the Option agreement, the unexercised portion of any Option granted under the Restated Plan shall automatically be terminated (a) three months after the date on which the Optionee's employment is terminated for any reason other than (i) disability (as defined in the Plan) or
(ii) death; or (a) twelve months after the date on which the Optionee's employment is terminated by reason of Optionee's death or disability.

         Restricted Stock. The committee is authorized to grant restricted stock and restricted stock purchase rights. Restricted stock are shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant who is granted or has purchased restricted stock generally has all of the rights of our stockholders, unless otherwise determined by the committee.

         Stock Bonus Awards. The committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other Awards in lieu of our obligation to pay cash under the Equity Incentive Plan or other plans or compensatory arrangements, for services rendered, subject to such terms as the committee may specify.

         The right of a participant to receive a Stock Bonus Award, and the timing thereof, may be subject to pre-established performance conditions (including subjective individual goals) as may be specified by the committee. Stock Bonus Awards granted to persons whom the committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by us under Internal Revenue Code Section 162(m). For purposes of Section 162(m), the term "covered employee" means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our four highest compensated officers as of the end of a taxable year.

         Subject to the requirements of the Restated Plan, the committee will determine the Stock Bonus performance goals, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. The performance goals that may be used by the committee shall include one or more of the following, without limitation: stock price, market share, sales increases, earnings per share, return on equity, and cost reductions. Such performance goals shall be established by the committee, in writing, no later than the earlier of: (a) 90 days after the commencement of the performance period to which the Stock Bonus relates, or (b) the date as of which 25% of such performance period has elapsed.

         Acceleration of Vesting; Corporate Transactions. The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of vesting periods of any Award, and if so provided in the Award agreement, vesting shall occur automatically in the case of certain major corporate transactions, such as a merger or consolidation of the company. The committee may, in its discretion, determine the precise terms and conditions contained in any Award governing vesting acceleration for such corporate transaction. In addition, the committee may provide in a Stock Bonus Award agreement that the performance goals relating to any performance based Award will be deemed to have been met upon the occurrence of any such corporate transaction. The Restated Plan also provides the terms and conditions for the administration of Awards by successor or surviving entities with which the company may be merged or consolidated.

         Transferability of Options and Shares. Options granted under the Restated Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death. The committee may provide, in an Award agreement, that any Shares received pursuant to such Award may be subject to a right of first refusal in our favor.

         Withholding Taxes. The committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.

         Adjustments. To prevent dilution of the rights of a holder of an Award, the Restated Plan provides for appropriate adjustment of the number of shares subject to an Award, the exercise price of outstanding Options and/or the purchase price of a Restricted Stock Purchase Right Award in the event of any increase or decrease in the number of issued and outstanding shares of our capital stock resulting from a stock dividend, a recapitalization or other capital adjustment of the company. The committee has discretion to make appropriate antidilution adjustments to outstanding Awards in the event of a merger, consolidation or other reorganization of the company or a sale or other disposition of substantially all of our assets.

         Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the Restated Plan or the committee's authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the Restated Plan which might increase the cost of the Restated Plan or alter the eligibility of persons to receive Awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the Restated Plan will terminate at such time as no shares of common stock remain available for issuance under the Restated Plan and we have no further rights or obligations with respect to outstanding Awards under the Restated Plan.

         Securities Act Registration. We intend to register the shares of common stock available for Awards under the Restated Plan pursuant to a Registration Statement on Form S-8 filed with the SEC.

         Federal Income Tax Consequences of Awards of Options. The following is a brief description of the federal income tax consequences generally arising with respect to Awards of options under the Restated Plan.

         The grant of an option will create no tax consequences for the participant or for us. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

         Upon a disposition of shares of common stock acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares of common stock at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares of common stock minus the exercise price. Otherwise, a participant's disposition of shares of common stock acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

         We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares of common stock for the ISO holding periods prior to disposition of the shares.

         The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. As discussed above, we intend that options and certain other Awards granted to employees whom the committee expects to be covered employees at the time a deduction arises in connection with such Awards, qualify as such "performance-based compensation," so that such Awards will not be subject to the
Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options or other Awards under the Restated Plan will qualify as "performance-based compensation" that we can fully deduct under Section 162(m).

         The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the Restated Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Restated Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Restated Plan should consult a tax advisor as to the tax consequences of participation.

         New Plan Benefits. The table below sets forth, as of September 30, 2000, the assumed amount and dollar value of Awards that have been received by the named executive officers and by certain other groups of individuals during fiscal 2000.

                                                                                 Stock Options(1)
                                                                     --------------------------------------
                                                                      Number of Options   Value of Options
Name and Position                                                         Granted            Granted
-------------------------------------------------------------------- ------------------- ------------------
All current executive officers as a group (4 persons)..............       1,333,500         $       0

All current directors who are not executive officers (7 persons)...         180,000         $       0

All employees, other than executive officers (61 persons)..........       1,232,433         $   1,874

-----------------------------

(1) Represents options granted in fiscal 2000 under the Restated Plan. For purposes of this table, the value of each option was deemed to be the amount, if any, by which the closing market price of a share of common stock on September 30, 2000 ($3.4062) exceeds the option's exercise price. The value is determined without regard to whether the option is currently exercisable or not. Options have exercise prices ranging from $3.25 to $19.69 per share (the market price on the date of grant), and generally become exercisable over three years at the rate of 33% on the first anniversary date of the grant and in equal monthly amounts thereafter and have a term of 10 years.

         We believe that Awards granted under the Restated Plan will be granted primarily to those persons who possess a capacity to contribute significantly to our successful performance. Because persons to whom Awards may be made are to be determined from time to time by the committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive Awards or the nature and terms of such Awards.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO APPROVE AND RATIFY THE AMENDED AND RESTATED BARPOINT.COM, INC. EQUITY INCENTIVE PLAN.


                                PERFORMANCE CHART

         Set forth below is a comparison of the total stockholder return on our common stock for the period beginning September 30, 1997 and ending September 30, 2000 with the total stockholder return for the same period for the indicated indices. The total stockholder return reflects the annual change in share price, assuming an investment of $100.00 on September 30, 1997 plus the reinvestment of dividends, if any. No dividends were paid on the common stock during the period shown. The return shown is based on the annual percentage change during each fiscal year in the five year period ended September 30, 2000. The stock price performance shown below is not necessarily indicative of future stock price performance.


                               [GRAPHIC OMITTED]

                                                              Cumulative Total Return
                                                         For the Years Ended September 30,
Company / Index                               1996       1997       1998       1999        2000
---------------                          --------------------------------------------------------
BarPoint.com, Inc.                           100.00       6.25       3.85      95.58       69.44
S&P SmallCap 600 Index                       100.00     136.97     111.39     130.93      169.23
S&P SmallCap Computer (Software & Svc)       100.00     107.78     106.42     147.15      117.84


                               GENERAL INFORMATION

         Other Matters. The Board of Directors does not intend to present any matter for action at the annual meeting other than the matters described in this proxy statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

         Information Concerning Shareholder Proposals and Director Nominations. Any stockholder satisfying the Securities and Exchange Commission requirements and wishing to submit a proposal to be included in the proxy statement for the 2002 Annual Meeting of Stockholders should submit the proposal in writing to the Corporate Secretary, BarPoint.com, Inc., 2200 SW 10th Street, Deerfield Beach, Florida, 33442. We must receive a proposal by December 15, 2001 in order to consider it for inclusion in the proxy statement for the 2002 Annual Meeting of Stockholders.

         Stockholders who wish to present director nominations or any other business at the 2002 Annual Meeting of Stockholders are required to notify the Corporate Secretary of their intent no later than March 1, 2002. We retain discretion to vote proxies we receive with respect to proposals received after March 1, 2002, provided (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and
(ii) the proponent does not issue a proxy statement.

                                            By Order of the Board of Directors,


                                            Jeffrey W. Sass
                                            Chief Operating Officer, Executive
                                            Vice President and Secretary


Fort Lauderdale, Florida
January 26, 2001

                                                                       EXHIBIT A

                   BARPOINT.COM, INC. AUDIT COMMITTEE CHARTER



                             Audit Committee Charter

         There shall be a committee of the Board of Directors known as the Audit Committee. only independent directors may serve on the Audit Committee. At least one member of the Committee shall have an accounting background. The primary function of the Committee shall be to assist the Board of Directors in fulfilling its oversight role regarding the Company's financial reporting process, its system of internal control and its compliance with applicable laws, regulations and company policies. Activities of the Audit Committee are as follows:

Continuous Activities - General

1. Provide an open avenue of communication between the independent auditors, internal auditors and the Board of Directors.

2. Meet at least three times per year or more frequently as circumstances require; the Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

3. Confirm and ensure the independence of the independent auditors and the objectivity of the internal auditors.

4. Inquire of management, the independent auditors and the Chief Financial Officer (the "CFO") about significant risks or exposures, and assess the steps management has taken to minimize such risks to the Company.

5. Meet periodically with the independent auditors, the CFO and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

6. Report periodically to the Board of Directors on significant results of the foregoing activities.

7. Instruct the independent auditors that the Board of Directors, as the stockholders' representative, is the auditors' client.


Continuous Activities Reporting Specific Policies

1. Advise financial management and the independent auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

2. Provide a medium for financial management and the independent auditors to discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3. Determine, as it relates to new transactions or events, the auditors' reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

4. Assure that the auditors' reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

5. Assure that the auditors' reasoning is described in accepting or questioning significant estimates by management.


Scheduled Activities

1. Recommend the selection of the independent auditors for approval by the Board of Directors, and approve the compensation of the independent auditors.

2. Consider, in consultation with the independent auditors and the CFO, the audit scope and plan of the independent auditors and the internal auditors to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

3. Review with management and the independent auditors the results of annual audits and related comments in consultation with other committees as deemed appropriate, including:

         a. The annual financial statements, accompanying footnotes and the independent, auditors' report thereon.

         b. Any significant changes required in the independent auditors' audit plans.

         c. Any difficulties or disputes with management encountered during the course of the audit.

         d. Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

4.       Consider and review with management and the CFO:

         a. Significant internal audit findings during the year and management's responses to them.

         b. Any difficulties encountered in the course of internal audit work, including any restrictions on the scope of activities or access to required information.

         c.       Any changes required in the planned scope of the Internal
                  Audit plan.

         d.       The Internal Audit Department charter, budget and staffing.

5. Review the interim financial reports with management, the independent auditors and the CFO before those interim reports are released to the public or filed with the SEC.

6. Review the results of the annual audits of directors' and officers' expense accounts, and management perquisites prepared by the Internal Audit Department and the independent auditors, respectively

7.       Consider and review with the independent auditors and the CFO:

         a. The adequacy of the Company's internal controls, including computerized information system controls and security.

         b. Related findings and recommendations of the independent auditors and Internal Audit Department, together with management's responses.

8. Review annually with the independent auditors and the CFO the results of the monitoring of compliance with the Company's code of conduct.

9. Describe in the Company's annual report the Committee's composition and responsibilities, and how they were discharged.

10. Arrange for the independent auditors to be available to the full Board of Directors at least annually.

11.      Review and update the Committee's Charter annually.


When Necessary Activities

1.       Review and concur with the appointment of the CFO.

2. Review and approve requests for any management consulting engagement to be performed by the independent auditors, and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

3. Review periodically with legal counsel any regulatory matters that may have a material impact on the Company financial statements, compliance policies and programs.

4. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities; the Committee shall be empowered to retain independent counsel and other professionals to assist in conducting any

                                                                       EXHIBIT B







                               BARPOINT.COM, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                               BARPOINT.COM, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN


1.     Purpose.................................................................1
2.     Definitions.............................................................1
3.     Eligibility.............................................................3
4.     Offering Periods........................................................3
5.     Election to Participate.................................................4
6.     Participant Contributions...............................................4
7.     Grant of Option.........................................................5
8.     Exercise Price..........................................................6
9.     Exercise of Options.....................................................6
10.    Delivery................................................................6
11.    Withdrawal; Termination of Employment...................................6
12.    Stock...................................................................7
13.    Administration..........................................................7
14.    Designation of Beneficiary..............................................8
15.    Transferability.........................................................8
16.    Participant Accounts....................................................8
17.    Adjustments Upon Changes in Capitalization; Corporate Transactions......8
18.    Amendment of the Plan...................................................9
19.    Termination of the Plan.................................................9
20.    Notices................................................................10
21.    Effective Date.........................................................10
22.    Conditions Upon Issuance of Shares.....................................10
23.    Expenses of the Plan...................................................10
24.    No Employment Rights...................................................10
25.    Applicable Law.........................................................10
26.    Additional Restrictions of Rule 16b-3..................................11

                               BARPOINT.COM, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN


         1. Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company's intention that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

         2.       Definitions.

                  (a) "Applicable Percentage" means the percentage specified in Section 8, subject to adjustment by the Committee as provided in
Section 8.

                  (b)      "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  (d) "Committee" means the committee appointed by the Board to administer the Plan as described in Section 13 of the Plan or, if no such Committee is appointed, the Board.

                  (e) "Common Stock" means the Company's common stock, par value $.001 per share.

                  (f) "Company" means BARPOINT.COM, INC., a Delaware corporation.

                  (g) "Compensation" means, with respect to each Participant for each pay period, the full base salary, overtime, bonuses and commissions paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, "Compensation" does not include: (i) any amounts contributed by the Company or a Designated Subsidiary to any pension plan; (ii) any automobile or relocation allowances (or reimbursement for any such expenses); (iii) any amounts paid as a starting bonus or finder's fee; (iv) any amounts realized from the exercise of any stock options or incentive awards; (v) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or; (vi) other similar forms of extraordinary compensation.

                  (h) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                  (i) "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (j) "Employee" means any person, including an Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week and more than five (5) months in any calendar year.

                  (k) "Entry Date" means November 1, 2000, and each January 1, April 1, July 1 and October 1 thereafter.

                  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (m) "Exercise Date" means the last Trading Day of each Offering Period.

                  (n) "Exercise Price" means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 8.

                  (o) "Fair Market Value" means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(b).

                  (p)      "First Offering Date" means November 1, 2000.

                  (q) "Offering Date" means the first Trading Day of each Offering Period; provided, that in the case of an individual who becomes eligible to become a Participant under Section 3 after the first Trading Day of an Offering Period, the term "Offering Date" shall mean the first Trading Day of the Offering Period coinciding with or next succeeding the day on which that individual becomes eligible to become a Participant. Options granted after the first day of an Offering Period will be subject to the same terms as the options granted on the first Trading Day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first Trading Day of such Offering Period, a shorter term.

                  (r) "Offering Period" means (i) with respect to the first Offering Period, the period beginning on the First Offering Date and ending on June 30, 2001, (ii) with respect to the second Offering Period, the period beginning on the first Trading Day in July 2001 and ending on the last Trading Day in December 2001, and (iii) with respect to each Offering Period thereafter, and subject to adjustment as provided in Section 4, the period beginning on the first Trading Day of the month of January in the immediately succeeding calendar year and ending on the last Trading Day of June and the period beginning on the first Trading Day of the month of July and ending on the last Trading Day of the month of December.

                  (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.

                  (t) "Participant" means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 of the Plan.

                  (u)      "Plan" shall mean this 2000 Employee Stock Purchase
Plan.

                  (v) "Plan Contributions" means, with respect to each Participant, the after-tax payroll deductions withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in
Section 6 of the Plan and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

                  (w) "Subsidiary" shall mean any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

                  (x) "Trading Day" shall mean a day on which the national stock exchanges and the Nasdaq system are open for trading.

         3.       Eligibility.

                  (a) Any Employee who has completed at least ninety (90) days of employment with the Company or any Subsidiary and who is an Employee as of the Offering Date of a given Offering Period shall be eligible to become a Participant as of any Entry Date within that Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by
Section 423(b) of the Code.

                  (b) Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under
Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by a series of consecutive Offering Periods. The first Offering Period shall commence on the First Offering Date, the second Offering Period shall commence on the first Trading Day in July 2001, and succeeding Offering Periods shall commence on the first Trading Day in January and the first Trading Day in July of each succeeding calendar year (or at such other time or times as may be determined by the Committee). The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

         5.       Election to Participate.

                  (a) An eligible Employee may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior to such Entry Date, unless a later time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given offering. The enrollment agreement shall set forth the percentage of the Participant's Compensation that is to be withheld by payroll deduction pursuant to the Plan.

                  (b) Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for a Participant shall commence on the first payroll following the Entry Date on which the Participant elects to participate in accordance with Section 5(a) and shall end on the last payroll in the Offering Period, unless sooner terminated by the Participant as provided in Section 11.

                  (c) Unless a Participant elects otherwise prior to the last Exercise Date of an Offering Period, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period (and, for purposes of such Offering Period such Participant's "Entry Date" shall be deemed to be the first day of such Offering Period) and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the commencement of such succeeding Offering Period.

         6.       Participant Contributions.

                  (a) Except as otherwise authorized by the Committee pursuant to Section 6(d) below, all Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than 1% and not more than 15% of the Participant's Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant (or subsequent Offering Periods as provided in Section 5(c)). The amount of payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant's Compensation.

                  (b) A Participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease or increase the rate or amount of his or her payroll deductions during such Offering Period (within the limitations of Section 6(a) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions more than once in any Offering Period. The change in rate or amount shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new enrollment agreement.

                  (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate provided in the Participant's enrollment agreement at the beginning of the following Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11.

                  (d) Notwithstanding anything to the contrary in the foregoing, but subject to the limitations set forth in Section 3(b), the Committee may permit Participants to make after-tax contributions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions of Section 423 of the Code or any successor thereto, and shall be held in Participants' accounts and applied to the purchase of shares of Common Stock pursuant to options granted under this Plan in the same manner as payroll deductions contributed to the Plan as provided above.

                  (e) All Plan Contributions made for a Participant shall be deposited in the Company's general corporate account and shall be credited to the Participant's account under the Plan. No interest shall accrue or be credited with respect to a Participant's Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

         7.       Grant of Option.

                  (a) On a Participant's Entry Date, subject to the limitations set forth in Sections 3(b) and 12(a), the Participant shall be granted an option to purchase on the Exercise Date during the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 8 below) up to a number of shares of Common Stock determined by dividing such Participant's Plan Contributions accumulated prior to such Exercise Date and retained in the Participant's account as of such Exercise Date by the Exercise Price; provided, that the maximum number of shares an Employee may purchase during any Offering Period shall be 1,500 shares. The Fair Market Value of a share of Common Stock shall be determined as provided in Section 7(b).

                  (b) The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee in its discretion; provided, that if there is a public market for the Common Stock, the Fair Market Value per share shall be either (i) the closing price of the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market System, (ii) if such price is not reported, the average of the bid and asked prices for the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by Nasdaq,
(iii) in the event the Common Stock is listed on a stock exchange, the closing price of the

Common Stock on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, or (iv) if no such quotations are available for a date within a reasonable time prior to the valuation date, the value of the Common Stock as determined by the Committee using any reasonable means.

         8. Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of:
(i) the Applicable Percentage of the greater of (A) the Fair Market Value of a share of Common Stock on the Offering Date or (B) the Fair Market Value of a share of Common Stock on the Entry Date on which the Employee elects to become a Participant within the Offering Period or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date. The Applicable Percentage with respect to each Offering Period shall be 85%, unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than fifteen
(15) days prior to the Offering Date thereof.

         9. Exercise of Options. Unless the Participant withdraws from the Plan as provided in Section 11, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to such option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited the Participant's account under the Plan. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

         10. Delivery. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant's beneficiary), as appropriate, or to a custodial account for the benefit of each Participant (or the Participant's beneficiary) as appropriate, of a certificate representing the shares purchased upon exercise of such Participant's option. Any amount remaining to the credit of a Participant's account after the purchase of shares by such Participant on an Exercise Date, or which is insufficient to purchase a full share of Common Stock, shall be carried over to the next Oferring Period if the Participant continues to participate in the Plan or, if the Participant does not continue to participate, shall be returned to the Participant.

         11.      Withdrawal; Termination of Employment.

                  (a) A Participant may withdraw from the Plan at any time by giving written notice to the Company. All of the Plan Contributions credited to the Participant's account and not yet invested in Common Stock will be paid to the Participant as soon as administratively practicable after receipt of the Participant's notice of withdrawal, the Participant's option to purchase shares pursuant to the Plan automatically will be terminated, and no further payroll deductions for the purchase of shares will be made for the Participant's account. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a "Former Participant") unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a).

                  (b) Upon termination of the Participant's Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant's account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant's beneficiary as determined pursuant to Section 14, and the Participant's option to purchase shares under the Plan will automatically terminate.

                  (c) A Participant's withdrawal from an Offering Period will not have any effect upon the Participant's eligibility to participate in succeeding Offering Periods or in any similar plan which may hereafter be adopted by the Company.

         12.      Stock.

                  (a) The maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be Five Hundred Thousand (500,000) shares, subject to adjustment as provided in Section 17. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

                  (b) A Participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                  (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

         13.      Administration.

                  (a) The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.

                  (b) Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not "disinterested" as that term is used in Rule 16b-3.

         14.      Designation of Beneficiary.

                  (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of the Participant's death subsequent to an Exercise Date on which the Participant's option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of the Participant's death prior to the exercise of the option.

                  (b) A Participant's beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. Transferability. Neither Plan Contributions credited to a Participant's account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 14). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.

         16. Participant Accounts. Individual accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions and options issued and shares purchased under the Plan. Statements of account will be given to Participants semi-annually in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         17.      Adjustments Upon Changes in Capitalization; Corporate
Transactions.

                  (a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

                  (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the Company's assets, or the merger of the Company with or into another corporation (each, a "Sale Transaction"), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the

"New Exercise Date"). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant's option has been changed to the New Exercise Date and that such Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11. For purposes of this Section 17(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Common Stock in the Sale Transaction.

                  (c) In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this
Section 17, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 17.

         18. Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation), the Company shall obtain shareholder approval of any such amendment.

         19.      Termination of the Plan.

         The Plan and all rights of Employees hereunder shall terminate on the earliest of:

                  (a) the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

                  (b) such date as is determined by the Board in its discretion; or

                  (c) the last Exercise Date immediately preceding the tenth (10th) anniversary of the Plan's effective date.

         In the event that the Plan terminates under circumstances described in
Section 19(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

         20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Effective Date. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board.

         22.      Conditions Upon Issuance of Shares.

                  (a) The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

                  (b) The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

         23. Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

         24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

         25. Applicable Law. The laws of the State of Florida shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.

         26. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                                                       EXHIBIT C


                               BARPOINT.COM, INC.
                              AMENDED AND RESTATED
                              EQUITY INCENTIVE PLAN
                       (effective as of February 26, 2001)


         1. Purpose. The purpose of the plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of BARPOINT.COM, INC. a Delaware corporation (the "Company"), its Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 24. This Plan was originally adopted by the Board of Directors of the Company on September 17, 1999. The Plan, as amended and restated herein in its entirety, shall be effective as of February 26, 2001.

         2.       Shares Subject to the Plan; Per-Person Award Limitation.

                  2.1 Number of Shares Available. Subject to Sections 2.2 and 19, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be four million five hundred thousand (4,500,000) Shares. Subject to Sections 2.2 and 19, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited; or (c) are subject to an Award that otherwise terminates without Shares being issued. Subject to Sections 2.2 and 19, in no event shall the aggregate number of Shares which may be issued pursuant to incentive stock options exceed 4,500,000 shares.

                  2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan; (b) the Exercise Prices of and number of Shares subject to outstanding Options; and (c) the number of Shares subject to other outstanding Awards shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws.

                  2.3 Individual Award Limitation. Notwithstanding any other provision in this Plan, and in addition to any requirements of this Plan, the maximum number of shares subject to Awards granted hereunder to any one Participant may not exceed 2,000,000 (subject to adjustments as provided in Sections 2.2 and 19 hereof).

         3.       Eligibility.

                  3.1 General. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company, provided such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under the Plan.

         4.       Administration.

                  4.1 Committee. The Plan shall be administered by a Committee, appointed by the Board, the membership of which shall be constituted so as to comply at all times with the then applicable requirements for "outside directors" of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan.

                  4.2 Committee Authority. Subject to the general purposes, terms and conditions of the Board, the Committee shall have full power to implement and carry out the Plan. The Committee may delegate to one or more officers of the Company the authority to make recommendations to grant an Award under the Plan to Participants who are not Insiders of the Company. The Committee shall have the authority to:

                           (a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

                           (b) recommend to the Board amendments to the rules and regulations relating to the Plan;

                           (c)      select the persons to receive Awards;

                           (d)      determine the form and terms of Awards;

                           (e) determine the number of Shares or other consideration subject to Awards;

                           (f) determine whether Awards will be granted singly, in combination, in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

                           (g) determine the granting of certain waivers of Plan or Award conditions;

                           (h) determine the conditions concerning the vesting, exercisability and payment of Awards;

                           (i) recommend to the Board such matters so as to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

                           (j)      determine whether an Award has been earned;
                                    and

                           (k) make all other determinations necessary or advisable for the administration of the Plan.

         4.3 Exchange Act Requirements. If the Company is subject to the Exchange Act, the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, including but not limited to, the appointment by the Board of a Committee consisting of not less than two persons (who are members of the Board), each of whom is a Disinterested Person.

         4.4 Address of Committee. The Committee's address to which any correspondence or notifications may be sent or given is:

                  BARPOINT.COM, INC.
                  2200 SW 10th Street
                  Deerfield Beach, Florida 33442

                  Attention:  Chief Financial Officer

         5. Options. The Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISO") or Nonqualified Stock Options ("NQSO"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

                  5.1 Form of Option Grant. Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or NQSO ("Stock Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

                  5.2 Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

                  5.3 Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no Option granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for the Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

                  5.4 Exercise Price. The Exercise Price shall be determined by the Committee when the Option is granted and may be not less than the par value of a Share on the date of grant; provided that (i) the Exercise Price of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant; and
(iii) the Exercise Price of any option granted that the Committee intends to qualify under Section 162(m) of the Code, shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of the Plan.

                  5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

                  5.6 Termination. Unless otherwise set forth in the Stock Option Agreement, the exercise of an Option shall be subject to the following:

                           (a) If the Participant is Terminated for any reason except death or Disability, then Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement), but in any event, no later than the expiration date of the Options.

                           (b) If the Participant is terminated because of death or Disability (or the Participant dies within three (3) months of such termination), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve
                                    (12) months after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement), but in any event no later than the expiration date of the Options; provided, however, that in the event of termination due to Disability other than as defined in Section 22(e)(3) of the Code, any ISO that remains exercisable after ninety (90) days after the date of termination shall be deemed a NQSO.

                  5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

                  5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000),the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

                  5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not without the written consent of Participant, impair any of Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price.

                  5.10 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

         6. Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee shall determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

                  6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to the Plan shall be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee, shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock shall be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee.

                  6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award shall be determined by the Committee on the date the Restricted Stock Award is granted but shall in no event less than the par value of the Shares. Payment of the Purchase Price may be made in accordance with Section 8 of the Plan.

                  6.3 Restrictions. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on length of service, performance or such other factors or criteria as the Committee may determine. Restricted Stock Awards which the Committee intends to qualify under Code section 162(m) shall be subject to a performance-based goal. Restrictions on such stock shall lapse based on one (1) or more of the following performance goals: stock price, market share, sales increases, earning per share, return on equity, cost reductions, or any other similar performance measure established by the Committee. Such performance measures shall be established by the Committee, in writing, no later than the earlier of (a) ninety (90) days after the commencement of the performance period with respect to which the Restricted Stock award is made; and (b) the date as of which twenty-five percent (25%) of such performance period has elapsed.

         7.       Stock Bonuses.

                  7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan subject to Section 7.2 herein. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon such other criteria as the Committee may determine.

                  7.2 Code Section 162(m). A Stock Bonus that the Committee intends to qualify for the performance-based exception under Code section 162(m) shall only be awarded based upon the attainment of one (1) or more of the following performance goals: stock price, market share, sales increases, earning per share, return on equity, cost reductions, or any other similar performance measure established by the Committee. Such performance measures shall be established by the Committee, in writing, no later than the earlier of (a) ninety (90) days after the commencement of the performance period with respect to which the Stock Bonus award is made; and (b) the date as of which twenty-five percent (25%) of such performance period has elapsed, and at the end of the performance period to which the Stock Bonus relates, the Committee must certify in writing that such performance measures have been attained prior to the awarding of any such Stock Bonuses.

                  7.3 Terms of Stock Bonuses. The Committee shall determine the number of Shares to be awarded to the Participant and whether such Shares shall be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee, shall determine: (a) the nature, length and starting date of any period during which performance is to be measured (the "Performance Period") for each Stock Bonus;
(b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

                  7.4 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

                  7.5 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant shall be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee shall determine otherwise.

         8.       Payment For Share Purchases.

                  8.1 Payment. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

                           (a) by cancellation of indebtedness of the Company to the Participant;

                           (b) by transfer of Shares that either (1) have been owned by Participant for more than six
                                    (6) months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by Participant in the public market;

                           (c) by waiver of compensation due or accrued to Participant for services rendered;

                           (d)      by tender of property;

                           (e) with a promissory note in favor of the Company, which such note shall (1) provide for full recourse to the maker, (2) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of the Option, (3) bear interest at the prime rate of the Company's principal lender, and
                                    (4) contain such other terms as the
                                    Committee in its sole discretion shall
                                    reasonably require;

                           (f) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                                    (1)      through a "same day sale"
                                    commitment from Participant and a
                                    broker-dealer that is a member of the
                                    National Association of Securities Dealers
                                    (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                                    (2)      through a "margin" commitment from
                                    Participant and an NASD Dealer whereby
                                    Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

                           (g)      by any combination of the foregoing.

If the Exercise Price or purchase price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised.

         9. Stock Appreciation Rights. The Committee may grant to a Participant a stock appreciation right, either alone or in tandem with an Option. A stock appreciation right may be subject to such terms and conditions as the Committee may deem appropriate, and if granted in tandem, shall include the following:

                  (1) The stock appreciation right shall be exercisable to the extent, and only to the extent, the option is exercisable.

                  (2) The stock appreciation right shall entitle the optionee to surrender to the Company unexercised the option in which it is included, or any portion thereof, and to receive from the Company in exchange therefor that number of shares which is equal to the following:

                           (i) from the fair market value, at the time of exercise of the stock appreciation right, of one share of Common Stock, SUBTRACT the purchase price specified in such option; then

                           (ii)     MULTIPLY the result obtained in subparagraph
                                    (ii) by the number of shares called for by the option, or portion thereof, which is so surrendered; then

                           (iii)    DIVIDE the product obtained in subparagraph
                                    (ii) by the fair market value, at the time of exercise of the stock appreciation right, of one share of Common Stock.

         10.      Withholding Taxes.

                  10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                  10.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

                           (a) the election must be made on or prior to the applicable Tax Date;

                           (b) once made, then except as provided below, the election shall be irrevocable as to the particular Shares as to which the election is made;

                           (c) all elections shall be subject to the consent or disapproval of the Committee;

                           (d) if the Participant is an Insider and if the Company is subject to Section 1 6(b) of the Exchange Act: (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 1 6b-3(e) under the Exchange Act, and (2) either (A) the election to use stock withholding must be irrevocably made at least six (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax Date) or (B) the exercise of the Option or election to use stock withholding must be made in the ten (10) day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales or earnings; and

                           (e) in the event that the Tax Date is deferred until six (6) months after the delivery of Shares under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the exercise occurs, but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

         11. Privileges of Stock Ownership. No Participant shall have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock.

         12. Transferability. Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

         13. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party.

         14. Certificates. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

         15. Escrow; Pledge of Shares. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

         16. Exchange and Buy out of Awards. The Committee, may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Company may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Company and the Participant shall agree.

         17. Securities Law and Other Regulatory Compliance. An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other Issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

         18. No Obligation to Employ. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

         19.      Corporate Transactions.

                  19.1 Assumption or Replacement of Awards by Successor. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants);
(b) a dissolution or liquidation of the Company; (c) the sale of substantially all of the assets of the Company; or (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Awards may, to the extent permitted by applicable law, be replaced by the successor corporation (if any), which replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

         In the event such successor corporation (if any) refuses to assume, substitute or replace Awards, as provided above, pursuant to a transaction described in this Subsection 19.1, such unexercised and/or unearned Awards shall expire on such transaction at such time and on such conditions as the Committee shall determine; provided that the Committee shall give written notice of any proposed transaction referred to in this Section 19.1 a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that then are exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Award upon the consummation of a transaction referred to in this Section 19.1.

                  19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

                  19.3 Assumption of Awards by the Company. The Company, from time to time, also may grant Awards identical to awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by granting an Award under the Plan in replacement of such other company's award. Such replacement shall be permissible if the holder of the replaced award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company grants Awards identical to an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted approximately pursuant to Section 424(a) of the
Code).

         20. Adoption and Shareholder Approval. The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). The Plan shall be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve months before or after the Effective Date. Upon the Effective Date, the Committee may grant Awards pursuant to the Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of the Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; and 8 in the event that shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Shares issued pursuant to any Award shall be canceled and any purchase of Shares hereunder shall be rescinded. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to shareholder approval.

         21. Term of Plan. The Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of shareholder approval of the Plan.

         22. Amendment or Termination of Plan. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder.

         23. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         24. Definitions. As used in the Plan, the following terms shall have the following meanings:

                  "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where Acontrol" (including the terms Acontrolled by" and Aunder common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Award" means any award under the Plan, including any Option, Restricted Stock or Stock Bonus.

                  "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

                  "Board" means the Board of Directors of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means the committee appointed by the Board to administer the Plan.

                  "Company" means BARPOINT.COM,INC, a Delaware corporation , or any successor company.

                  "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

                  "Disinterested Person" means a director who has not, during the period that person is a member of the Committee and for one (1) year prior to service as a member of the Committee, been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(I) (and any successor regulation thereto) as promulgated by the SEC under
                  Section 16(b) of the

                  Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

                  "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                           (a) if such Common Stock is then quoted on a Nasdaq market, its last reported sale price on the Nasdaq market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                           (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                           (c) if such Common Stock is publicly traded but is not quoted on a Nasdaq market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

                           (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

                  "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

                  "Option" means an award of an option to purchase Shares pursuant to Section 5.

                  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing fifty percent (50%), or more, of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  "Participant" means a person who receives an Award under the Plan.

                  "Plan" means this BARPOINT.COM, INC. Equity Incentive Plan, as amended from time to time.

                  "Restricted Stock Award" means an award of Shares pursuant to
Section 6.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means shares of the Company's Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 15, and any successor security.

                  "Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

                  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%), or more, of the total combined voting power of all classes of stock in one of the other corporations in such claim.

                  "Termination" or "Terminated" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant or advisor, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

                                      PROXY
                               BARPOINT.COM, INC.

           This Proxy is Solicited on behalf of the Board of Directors


         KNOWN ALL MEN BY THESE PRESENTS, that the undersigned, a stockholder in BarPoint.com, Inc., a Delaware corporation ("BarPoint") hereby appoints John C. Macatee and Michael A. Karmelin, and each of them acting jointly, if more than one be present, to be the true and lawful attorneys and proxies for the undersigned, to vote all of shares of BarPoint as the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the annual meeting of stockholders of BarPoint to be held on February 26, 2001 or any adjournment thereof, on the following matters and, in their discretion, on such other matters as may properly come before the meeting. This proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the following Proposals.


                        Annual Meeting of Stockholders of
                               BarPoint.com, Inc.

                                February 26, 2001


PROPOSAL ONE: Election of Directors.


  [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to vote for all
                                              nominees listed below

A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS.

NOMINEES ARE:     Leigh M. Rothschild
                  John C. Macatee
                  Jeffrey W. Sass
                  Seymour G. Siegel
                  David W. Sass
                  Jay Howard Linn
                  Kenneth Jaeggi
                  Gerald C. McDonough
                  Marguerite Sallee
                  David Wachter

*To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

Exceptions:


--------------------------------------------------------------------------------

PROPOSAL TWO: Adoption of 2000 Employee Stock Purchase Plan

          [ ] For                [ ] Against                [ ] Abstain

--------------------------------------------------------------------------------

PROPOSAL THREE: Approval and ratification of the Amended and Restated BarPoint.com, Inc. Equity Incentive Plan


          [ ] For                [ ] Against                [ ] Abstain

--------------------------------------------------------------------------------





                                            Dated: _____________________, 2001


                                            -----------------------------------
                                            Signature(s)


                                            Please sign exactly as your name
                                            appears hereon. If the stock is
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys-in-fact
                                            should add their titles. If signer
                                            is a corporation, please give full
                                            corporate name and have a duly
                                            authorized officer sign, stating
                                            title. If signer is a partnership,
                                            please sign in partnership name by
                                            authorized person.

         PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.